================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                February 12, 1999
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                    STARTEC GLOBAL COMMUNICATIONS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Maryland                   000-23087             52-1660985
     -----------------------------------------------------------------
     (State or other            (Commission           (IRS Employer
     jurisdiction of             File No.)            Identification
     Incorporation                                          No.)



     10411 Motor City Drive Bethesda, Maryland              20817
     -----------------------------------------------------------------
      (Address of principal executive offices)            (Zip Code)

               Registrant's telephone number, including area code:
                                  301-365-8959
               ---------------------------------------------------


                                 Not applicable
           ---------------------------------------------------------
          Former name or former address, if changed since last report)




================================================================================

Item 2. Acquisition or Disposition of Assets.

On December 1, 1998, pursuant to a Stock Purchase Agreement dated November 30, 1998 by and among the Registrant, Pacific Systems Corporation, a Commonwealth of Northern Mariana Islands corporation ("PSC"), PCI Communications, Inc., a Guam corporation ("PCI"), and certain individual minority stockholders of PCI, the Registrant closed its acquisition of PCI by acquiring all of the issued and outstanding shares of PCI for an aggregate purchase price of $2,650,000, subject to certain post-closing adjustments. This transaction was reported on a Form 8-K filed December 15, 1998. This Amendment No. 1 to such report on Form 8-K is being filed for the purpose of filing the required financial statements relating to that transaction.


Item 7.  Financial Statements and Exhibits.

    (a) Financial statements of business acquired.

        -  Audited Balance Sheets of PCI as of September 30, 1998 and 1997.

        - Audited Statements of Operations, Stockholders' Equity and Cash Flows of PCI for the years ended September 30, 1998, 1997 and 1996.

    (b) Pro forma financial information.

        - Unaudited Pro Forma Balance Sheet of the Registrant as of September 30, 1998; Unaudited Pro Forma Statement of Operations of the Registrant for the nine months ended September 30, 1998 and for the year ended December 31, 1997.

    (c) Exhibits.

        Exhibits
        --------
        2         Stock  Purchase  Agreement  dated  as  of  November  30,  1998
                  (incorporated by reference from the Registrant's filing on Form 8-K dated December 15, 1998).

        23.1      Consent of Deloitte & Touche LLP.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       STARTEC GLOBAL COMMUNICATIONS CORPORATION

                                       By:  /s/ SUBHASH PAI
                                       -----------------------------------
                                       Subhash Pai
                                       Vice President and Controller


Dated:    February 12, 1999


                          EXHIBIT INDEX

Exhibit No.     Description                                                 Page
-----------     -----------------------------------                        -----

2 Stock Purchase Agreement dated as of November 30, 1998 (incorporated by reference from the Registrant's filing on Form 8-K dated December 15, 1998).

23.1            Consent of Deloitte & Touche LLP.

                            PCI COMMUNICATIONS, INC.

                  --------------------------------------------

                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                  --------------------------------------------

                     YEARS ENDED SEPTEMBER 30, 1998 AND 1997

[Deloitte Touche Tohmatsu Letterhead]

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
PCI Communications, Inc.:

We have audited the accompanying balance sheets of PCI Communications, Inc. as of September 30, 1998 and 1997, and the related statements of operations and (deficit) retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of PCI Communications, Inc. as of September 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche

January 14, 1999

                            PCI COMMUNICATIONS, INC.

                                 Balance Sheets
                           September 30, 1998 and 1997

           ASSETS (notes 6, 7 and 9)                                                         1998                 1997
           -------------------------                                                         ----                 ----
Current assets:
    Cash                                                                               $       47,179       $     160,075
    Accounts receivable, net (note 8)                                                         960,714           1,185,005
    Other advances                                                                              9,173               4,052
    Prepaid expenses                                                                            5,279              59,951
    Deferred income tax asset (note 6)                                                             --             110,000
                                                                                     ----------------          ----------
           Total current assets                                                             1,022,345           1,519,083

Deposits (note 3) 172,798                                                                     158,283
Property, plant and equipment, net (note 2)                                                 4,723,145           4,405,302
Due from affiliated companies (note 3)                                                        199,044             396,502
                                                                                           ----------          ----------
                                                                                         $  6,117,332        $  6,479,170
                                                                                            =========           =========
    LIABILITIES AND STOCKHOLDER'S (DEFICIENCY) EQUITY
    -------------------------------------------------

Current liabilities:
    Current portion of long-term debt (note 7)                                         $       48,446       $     357,085
    Accounts payable (note 4)                                                               4,841,388           3,697,787
    Accrued expenses                                                                          176,199             208,222
    Customer deposits                                                                         178,459             115,112
    Deferred revenue                                                                          135,334              41,058
    Guam income taxes payable (note 6)                                                        367,000             745,000
    Current portion of redeemable, convertible preferred stock (note 5)                             -             110,924
                                                                                           ----------          ----------
           Total current liabilities                                                        5,746,826           5,275,188
Long-term debt (note 7)                                                                       497,787             497,787
Redeemable, convertible preferred stock (note 5)                                                    -              20,680
                                                                                            ---------          -----------
           Total liabilities                                                                6,244,613           5,793,655
                                                                                            ---------           ---------
Stockholder's (deficiency) equity:
    Common stock, $0.10 par value, 1,000,000 shares authorized,
       662,490 shares issued and outstanding (note 9)                                          66,249              66,249
    Additional paid-in capital                                                                  7,501               7,501
    (Deficit) retained earnings                                                              (201,031)            611,765
                                                                                           ----------          ----------
           Total stockholder's (deficiency) equity                                           (127,281)            685,515
                                                                                         ------------          ----------
Contingencies (notes 4, 6, 10  and 11)

                                                                                         $  6,117,332        $  6,479,170
                                                                                            =========           =========



See accompanying notes to financial statements.

                            PCI COMMUNICATIONS, INC.

            Statements of Operations and (Deficit) Retained Earnings
                     Years Ended September 30, 1998 and 1997


                                                                                        1998                      1997
                                                                                        ----                      ----

Revenues                                                                             $  5,766,291              $7,434,327
Cost of revenues                                                                        3,131,247               4,436,589
                                                                                       ----------               ----------
           Gross profit                                                                 2,635,044               2,997,738
                                                                                        ---------               ---------
General and administrative expenses:
    Salaries, wages and employee benefits                                                 924,018                 891,262
    Depreciation and amortization                                                         686,857                 490,190
    Corporate overhead (note 3)                                                           560,337                 831,000
    Bad debts (note 8)                                                                    279,283                 651,089
    Professional fees (note 3)                                                            271,043                 460,890
    Common area fees (note 3)                                                             145,654                 148,744
    License fees                                                                          140,726                       -
    Communications and postage                                                            134,321                 112,372
    Travel and entertainment                                                               78,165                 157,275
    Office supplies                                                                        57,565                  78,343
    Advertising                                                                            47,128                 393,785
    Insurance                                                                              34,137                  37,470
    Miscellaneous                                                                         144,857                  63,891
                                                                                        ----------            -----------
           Total general and administrative expenses                                    3,504,091               4,316,311
                                                                                        ---------             -----------
           Loss from operations                                                          (869,047)             (1,318,573)
                                                                                       ----------             -----------
Other income (expense):
    Interest and penalties expense                                                       (427,432)               (205,222)
    Other income, net                                                                     150,214                  67,830
                                                                                       ----------           -------------
           Total other expense, net                                                      (277,218)               (137,392)
                                                                                       ----------            ------------
           Loss before benefit from Guam income taxes                                  (1,146,265)             (1,455,965)
Benefit from Guam income taxes (note 6)                                                   333,469                 490,631
                                                                                       ----------            ------------
           Net loss                                                                      (812,796)               (965,334)

Retained earnings at beginning of year                                                    611,765               1,577,099
                                                                                       ----------             -----------
(Deficit) retained earnings at end of year                                          $    (201,031)        $       611,765
                                                                                       ==========            ============



See accompanying notes to financial statements.

                            PCI COMMUNICATIONS, INC.

                            Statements of Cash Flows
                     Years Ended September 30, 1998 and 1997

                                                                                          1998                    1997
                                                                                          ----                    ----
Cash flows from operating activities:
    Net loss                                                                        $    (812,796)          $    (965,334)
    Adjustments to reconcile net loss to net cash
       provided by operating activities:
          Depreciation and amortization                                                   686,857                 490,190
          Bad debts                                                                       279,283                 651,089
          Deferred income tax                                                             110,000                  47,000
       (Increase) decrease in assets:
          Receivables - trade                                                             (54,992)               (838,881)
          Receivables - other                                                              (5,121)                 41,981
          Prepaid expenses                                                                 54,672                  (1,984)
          Deposits                                                                        (14,515)                (95,917)
          Other assets                                                                    -                        50,246
          Due from affiliated companies                                                   197,458                 479,178
       Increase (decrease) in liabilities:
          Accounts payable                                                              1,143,601               1,884,532
          Customer deposits                                                                63,347                  81,906
          Accrued expenses                                                                (32,023)                118,174
          Deferred revenue                                                                 94,276                  41,058
          Guam income taxes payable                                                      (378,000)               (537,630)
                                                                                       ----------              ----------
                  Net cash provided by operating activities                             1,332,047               1,445,608
                                                                                        ---------               ---------
Cash flows from investing activities:
    Purchase of property, plant and equipment                                          (1,004,700)             (2,060,940)
                                                                                        ---------               ---------
Cash flows from financing activities:
    Proceeds from long-term debt                                                          -                     1,026,948
    Repayment of long-term debt                                                          (440,243)               (172,076)
    Repurchase of preferred stock                                                         -                      (165,000)
                                                                                       ----------              ----------
                  Net cash (used in) provided by financing activities                    (440,243)                689,872
                                                                                       ----------              ----------
Net (decrease) increase in cash                                                          (112,896)                 74,540
Cash at beginning of year                                                                 160,075                  85,535
                                                                                       ----------             -----------
Cash at end of year                                                                $       47,179           $     160,075
                                                                                      ===========              ==========
Supplemental disclosure of cash flow information:

    Income taxes paid                                                              $       90,000           $           -
                                                                                      ===========              ==========
    Interest paid                                                                  $      109,462           $     106,553
                                                                                      ===========              ==========

Non-cash transaction:

    In November 1997, $135,000 of preferred stock was converted to a note payable (note 5).

See accompanying notes to financial statements.

                            PCI COMMUNICATIONS, INC.

                          Notes to Financial Statements
                           September 30, 1998 and 1997


 (1)   Summary of Significant Accounting Policies
 ---   ------------------------------------------
       General

       PCI Communications, Inc. (the Company), formerly known as Pacific Connections, Inc., was incorporated under the laws of Guam on June 5, 1985. The Company's principal business is to provide long distance telecommunications, private network and internet services. As of September 30, 1998 and 1997, the Company was a wholly-owned subsidiary of Pacific Systems Corporation. On November 30, 1998, Startec Global Communication Corporation (Startec), a U.S. corporation, acquired all the outstanding shares of the Company.

       Estimates
       ---------

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Cash
       ----

       For the purposes of the balance sheets and the statements of cash flows, cash is defined as cash on hand and in banks.

       Accounts Receivable - Trade
       ---------------------------

       The Company provides unsecured credit to individuals and companies, most of whom are located in Guam and the Commonwealth of the Northern Mariana Islands (CNMI).

       Property, Plant and Equipment
       -----------------------------

       Property, plant and equipment are recorded at cost. The Company utilizes straight-line depreciation over the estimated useful lives of all property, plant and equipment except leasehold improvements which are amortized on a straight-line basis over the lesser of their useful lives or the remaining term of applicable leases.

       Deposits
       --------

       The Company utilizes long distance termination carriers, and deposits are required by several of the carriers for the termination services.

       Income Taxes
       ------------

       The Company is taxed by and files its income tax return with the Government of Guam. Guam's tax laws are similar to those of the United States.

       Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                           PCI COMMUNICATIONS, INC.

                          Notes to Financial Statements
                           September 30, 1998 and 1997


(1)    Summary of Significant Accounting Policies, Continued
---    -----------------------------------------------------

       Advertising Costs
       -----------------

       Advertising costs are expensed in the period incurred.

       Project Development Costs
       -------------------------

       Project development costs are consulting and software development costs associated with the design and development of the Company's telecommunications systems and are depreciated over estimated useful lives of five years.

       Reclassifications
       -----------------

       Certain reclassifications have been made to the 1997 financial statements to conform with the 1998 presentation.

(2)    Property, Plant and Equipment
---    -----------------------------

       A summary of property, plant and equipment at September 30, 1998 and 1997, is as follows:


                                                                     Estimated
                                                                   Useful Lives                   1998              1997
                                                                   ------------                   ----              ----
         Fiber optic cable                                            25.5 years            $  2,219,216    $     809,527
         Furniture and fixtures                                          5 years                  51,706           51,706
         Equipment                                                    5-10 years               2,359,076        2,155,162
         Leasehold improvements                                      11-15 years                 281,362          281,362
         Software                                                    3-  5 years                 158,448          158,448
         Project development costs                                       5 years                 926,769          607,760
         Projects in progress                                                                    425,000        1,352,914
                                                                                              ----------        ---------
                                                                                               6,421,577        5,416,879
         Less accumulated depreciation and amortization                                       (1,698,432)      (1,011,577)
                                                                                               ---------        ---------
                                                                                            $  4,723,145     $  4,405,302
                                                                                               =========        =========
(3)    Related Party Transactions
---    --------------------------

       At September 30, 1998 and 1997, the following balances were due from (to)
       affiliated companies:
                                                                                                  1998             1997
                                                                                                  ----             ----

         Pacific Systems Corporation (PSC)                                                 $    (930,912)   $    (902,043)
         Pacific Data Systems (PDS)                                                            1,151,352        1,291,016
         Pacific Data Systems International                                                      (21,396)           7,529
                                                                                              ----------       ----------
                                                                                           $     199,044    $     396,502
                                                                                              ==========       ==========

       All affiliate company balances are non-interest bearing.

       Deposits includes $40,000 and $35,000 for payments made by the Company on behalf of PSC as of September 30, 1998 and 1997, respectively.

       The Company  acquired  property and equipment  through PDS of $30,686 and
       $505,128   during  the  years   ended   September   30,  1998  and  1997,
       respectively.

                           PCI COMMUNICATIONS, INC.

                          Notes to Financial Statements
                           September 30, 1998 and 1997

(3)    Related Party Transactions, Continued
---    -------------------------------------

       The Company was charged $560,337 and $831,000 for the years ended September 30, 1998 and 1997, respectively, for management and administrative costs by its parent company, PSC. These charges have been recorded as corporate overhead expenses in the accompanying financial statements. Management believes the allocations of management and administrative costs reflected in the 1998 and 1997 financial statements are reasonable; however, the costs of the corporate services allocated to the Company are not necessarily indicative of the costs that would have been incurred if the Company had performed these functions as a stand-alone company. The 1998 and 1997 financial statements may not necessarily reflect the results of the Company's operations, financial position, changes in stockholder's (deficiency) equity or cash flows in the future or what they would have been had the Company been a separate, stand-alone company during such periods.

       Common area fees paid to PDS totalled $145,654 and $148,744 for the Guam office for the years ended September 30, 1998 and 1997, respectively.

       Professional fees paid to PDS totalled $28,000 and $97,068 for the years ended September 30, 1998 and 1997, respectively.

(4)    Contingencies
---    -------------

       The Company has taken the position that it is required to pay Guam and CNMI gross receipts taxes on only a portion of its internet, voice and private network circuit revenue. This position is based, in part, on what the Company believes is a reasonable and sustainable argument that the Commerce Clause of the United States Constitution and the standards for apportionment of such gross revenue taxes related thereto, is fully applicable to Guam. As such, the Company has adopted a practice of calculating and paying Guam gross receipts tax based on a gross receipts tax apportionment formula used in other U.S. jurisdictions for application to telecommunications services companies. If questioned, the Company's position may be subject to challenge by the Government of Guam's Department of Revenue and Taxation. The impact of any finding contrary to the Company's position by the Government of Guam may have on the accompanying financial statements cannot presently be determined. Accordingly, no adjustment that may result from the ultimate resolution of this matter has been made in the accompanying financial statements.

       The Company is disputing amounts payable to telecommunications companies for services provided to the Company. Management has recorded payables to these companies of $1,552,924 at September 30, 1998. These recorded payables are estimates and the ultimate outcome of litigation with these companies may be materially different than estimated.

       The Company is also subject to legal proceedings arising in the ordinary course of its business operations. Management believes that the Company's potential liability with respect to such proceedings is not material to the Company's financial statements.

(5)    Preferred Stock
---    ---------------

       The Company issued 40,000 shares of convertible preferred stock on September 30, 1991, for $200,000. Under the original agreement, the preferred stockholder had an option to redeem the shares for $10 per share on September 25, 1996. The stockholder had redeemed $265,000 of the preferred stock as of September 30, 1997. In November 1997, the remaining preferred stock balance of $135,000 was converted to a note payable, bearing interest at 10%. At September 30, 1997, preferred stock is classified in accordance with the repayment terms of the note payable.

                           PCI COMMUNICATIONS, INC.

                          Notes to Financial Statements
                           September 30, 1998 and 1997

(6)    Income Taxes
---    ------------

       The benefit from (provision for) Guam income taxes for the years ended September 30, 1998 and 1997 consist of the following:


                                                         1998             1997
                                                         ----             ----
         Current                                       $  443,469       $  537,631
         Deferred                                        (110,000)         (47,000)
                                                         ---------        --------
                                                       $  333,469       $  490,631
                                                          =======          =======


       The income tax net operating loss for the years ended September 30, 1998 and 1997 has been carried back and applied against taxable income for the years ended September 30, 1996 and 1995, resulting in a current income tax benefit of $443,469 and $537,631, respectively.

       The deferred income tax asset at September 30, 1998 and 1997 is the income tax effect of differences in the Company's financial statement carrying value and income tax basis of accounts receivable, accumulated depreciation and deferred revenue. The Company has recorded a valuation allowance for the deferred tax asset which is not expected to be realized in future years. Components of the deferred Guam income tax asset as of September 30, 1998 and 1997 are as follows:


                                                            1998             1997
                                                            ----             ----

       Deferred Guam income tax asset                     $  80,000       $  110,000
       Less valuation allowance                             (80,000)               -
                                                             ------          -------
       Net deferred Guam income tax asset                 $      -        $  110,000
                                                            =======          =======


       Guam income taxes payable at September 30, 1998 and 1997 includes accrued interest and penalties of $360,395 and $210,000, respectively. Unpaid Guam income taxes of $6,605 and $535,000 at September 30, 1998 and 1997, respectively, continue to accrue interest and penalties until paid.

(7)    Long-Term Debt
---    --------------

       As of September 30, 1998 and 1997, long-term debt is summarized as follows:


                                                                                                 1998              1997
                                                                                                 ----              ----

       Note  payable to a bank in  monthly  installments  of  $33,137  including interest  at the bank's  reference  rate plus  1.75% per annum,  (10% and
       10.25% at September 30, 1998 and 1997,  respectively),  collateralized by all the assets of the Company,  maturing in March 2000. The note was paid in full on  October  15,  1998 with a portion  of the  proceeds  from the
       Startec note (note 9).                                                                  $ 497,787       $  854,872

       Note payable to a company in monthly  installments of $11,006 at interest
       rate of 10% per annum, maturing in November 1999 and not collateralized.                   48,446                -
                                                                                                --------         --------

                                                                                                 546,233          854,872
       Less current portion                                                                       48,446          357,085
                                                                                                --------          -------
       Long-term debt                                                                          $ 497,787       $  497,787
                                                                                                 =======          =======

                           PCI COMMUNICATIONS, INC.

                          Notes to Financial Statements
                           September 30, 1998 and 1997


(7)    Long-Term Debt, Continued
---    -------------------------

       At September 30, 1998 and 1997, the Company is not in compliance with loan covenants associated with its note payable to a bank. Non-compliance involves covenants addressing payment of taxes, maintenance of tangible net worth, debt to tangible net worth ratio, cash flow to debt service ratio and profitability. The note was paid in full on October 15, 1998 and replaced by long-term debt from Startec as described in note 9. The note payable to a bank is classified as long-term at September 30, 1998 as Startec has represented that they will not demand repayment of their promissory note prior to October 1999.

(8)    Allowance for Doubtful Accounts
---    -------------------------------

       Movements in the allowance for doubtful accounts for the years ended September 30, 1998 and 1997, were as follows:




                                                               1998         1997

                                                                ----         ----
         Allowance for doubtful accounts, beginning of year   $  440,000  $  552,655
         Bad debts                                               279,283     651,089
         Accounts receivable write-offs                         (447,219)   (763,744)
                                                                 --------    -------

         Allowance for doubtful accounts, end of year         $  272,064  $  440,000
                                                                 =======     =======


(9)    Subsequent Events
---    -----------------

       On October 15, 1998, the Company issued a senior promissory note of $2,551,866 to Startec, with interest at 12%. Such promissory note is collateralized by all assets and common stock of the Company. The promissory note is also jointly and severally guaranteed by PSC and officers of the Company.

       On November 30, 1998, Startec acquired all the outstanding shares of the Company.

       The Company assumed the lease of its current office on December 1, 1998. The original lease expires on December 31, 1998, with two options to extend the term of the lease for consecutive periods of five years. Rent from December 1998 through November 2003 will be $11,200 per month. From December 2003 through November 2008, rent will be determined based on fair market value of the property.

(10)   Going Concern
----   -------------

       The Company has suffered losses during the years ended September 30, 1998 and 1997, and has negative working capital at September 30, 1998. Management's plans to address the Company's financial situation in fiscal year 1999 are as follows:

       a. The Company plans to reduce certain controllable operating expenses and costs.

       b. Startec will continue to provide financial support to Company.

                           PCI COMMUNICATIONS, INC.

                          Notes to Financial Statements
                           September 30, 1998 and 1997

(11)   Year 2000 Issue (Unaudited)
----   ---------------------------

       Like other organizations and individuals around the world, the Company could be adversely affected if the computer systems it uses and those used by significant third parties do not properly process and calculate date-related information and data. This is commonly known as the "Year 2000 issue." Management is assessing its computer systems and business processes and intends to initiate actions to address the Year 2000 needs identified. Management is also assessing the actions being taken by significant third parties that interface with the Company. At this time management is not able to determine the impact, including the costs of remediation, of the "Year 2000 issue" on the Company.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements give effect to the PCI Communications Inc. ("PCI") acquisition for consideration of cash of $2,650,000. The unaudited pro forma balance sheet gives effect to the acquisition as if it had occurred on September 30, 1998. The unaudited pro forma statements of operations assume that the acquisition was made as of January 1, 1997, for the unaudited pro forma statement of operations for the fiscal year ended December 31, 1997, and as of January 1, 1998, for the unaudited pro forma statement of operations for the nine months ended September 30,1998. The unaudited pro forma statement of operations for the fiscal year ended December 31,1997,combines the PCI operating results for the twelve months ended September 30,1997,with the Company's results for the calendar year ended December 31, 1997. The unaudited pro forma statement of operations for the nine months ended September 30,1998,combines the PCI operating results for the twelve months ended September 30,1998, adjusted to eliminate the results for the three months ended December 31,1997, with the Company's results for the nine months ended September 30,1998.

     Prior to the acquisition, PCI was engaged in the business of providing "Dial 1" and ISP services to the residential & small business customers. This acquisition bolsters Startec's presence in Asian telecom markets, particularly in Hong Kong, Korea, China and Philippines. It also complements Startec's strategy of providing a full suite of telecommunications services to the ethnic communities who call into emerging markets from North America and Western Europe. This acquisition of PCI boosts Startec's cable ownership to ten different cable systems.

     The acquisition has been accounted for by the purchase method of acounting. The purchase price has been allocated on a preliminary basis to the assets to be acquired based upon the estimated value of such assets. Amounts allocated to the goodwill in purchase accounting are being amortized on a straight-line basis over a period of thirty years. The unaudited pro forma financial statements do not purport to represent what the Company's results of operations or financial position actually would have been had the acquisition occurred on the dates specified, or to project the Company's results of operations or financial position for any period or date. The pro forma adjustments are based upon available information. In the opinion of the management all adjustments have been made that are necessary to present fairly the unaudited pro forma financial statements.

           STARTEC GLOBAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                        PRO FORMA UNAUDITED BALANCE SHEET
                             AS OF SEPTEMBER 30,1998
                                 (IN THOUSANDS)

                                                                HISTORICAL
                                                         -----------------------
                                                          STARTEC       PCI       ADJUSTMENTS       PRO FORMA
                                                         ----------  ----------- --------------    -----------
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents ..........................   $ 108,287   $      47       (2,650)(1)   $ 105,684
   Accounts receivable, net ...........................      29,748         961                       30,709
   Accounts receivable, related party .................         710          --                          710
   Other current assets ...............................       3,588          14                        3,602
                                                          ---------   ---------                    ---------
       Total current assets ...........................     142,333       1,022                      140,705
                                                          =========   =========       =========       ======
Property and equipment, net ...........................      22,755       4,723                       27,478
                                                          ---------   ---------                    ---------
Deferred debt financing costs, net ....................       6,382          --                        6,382
Other long term assets ................................         150         372                          522
Goodwill ..............................................          --          --        1,224(2)        1,224
Restricted cash and pledged securities ................      52,597          --                       52,597
                                                          ---------   ---------                    ---------
       Total assets ...................................   $ 224,217   $   6,117                    $ 228,908
                                                          =========   =========       =========       ======

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable .................................   $  27,644   $   4,841       (1,553)(3)      30,932
     Accrued expenses .................................      11,780         905                       12,685
     Capital lease obligations ........................         391          --                          391
                                                          ---------   ---------                    ---------
       Total current liabilities ......................      39,815       5,746                       44,008
                                                          ---------   ---------                    ---------

Capital lease obligations, net of current portion .....         164          --                          164
Long term debt ........................................     157,969         498                      158,467
Notes payable to individuals and other, net of current
portion ...............................................          --          --                           --
                                                          ---------   ---------                    ---------
       Total liabilities ..............................     197,948       6,244                      202,639
                                                          ---------   ---------                    ---------

Total stockholders' equity ............................      26,269        (127)         127(4)       26,269
                                                          ---------   ---------       ---------       ------

Total liabilities and stockholders' equity ............   $ 224,217   $   6,117                    $ 228,908
                                                          =========   =========                    =========

        The accompanying notes are an integral part of this unaudited pro forma balance sheet

           STARTEC GLOBAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     HISTORICAL               FIRST QUARTER
                                               -------------------------     ----------------
                                                 STARTEC         PCI             1997-PCI         ADJUSTMENTS          PROFORMA
                                                 -------         ---             --------         -----------          --------

Net  revenues..............................    $  110,800         $ 5,766     $ (1,599) (7)                               $ 114,967
Cost of services...........................        96,436           3,131         (916) (7)                                  98,651
                                               -----------   -------------                                         -----------------
      Gross margin.........................        14,364           2,635                                                    16,316
Selling, general and administrative expenses       16,803           2,817       (1,098) (7)                                  18,522
Depreciation and amortization..............         1,327             687         (120) (7)         31(5)                     1,925
                                               -----------   -------------                                         -----------------
             Loss  from operations.........        (3,766)           (869)                                                   (4,131)
Interest expense...........................         7,707             427          299  (7)                                   8,433
Interest income............................         3,700             150         (150) (7)        (99)(6)                    3,601
                                               -----------   -------------                                         -----------------
       Loss before income tax  benefit.....        (7,773)         (1,146)                                                   (8,963)
Income tax benefit.........................            --             333            47 (7)                                     380
                                               -----------   -------------                                         -----------------
      Net Loss.............................    $   (7,773)       $   (813)                                                $  (8,583)
                                               ===========   =============                                         =================

Net income (loss) per common share-basic and
diluted ...................................    $    (0.87)                                                                 $  (0.96)
                                               ===========                                                         =================
Weighted average common shares outstanding -
    basic and diluted......................         8,939                                                                     8,939
                                               ===========                                                         =================


    The accompanying notes are an integral part of this unaudited statement.

           STARTEC GLOBAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               HISTORICAL
                                                -----------------------------------------
                                                      STARTEC                 PCI             ADJUSTMENTS             PRO FORMA
                                                 ------------------    ------------------   ----------------       ----------------
Net  revenues..............................               $ 85,857               $ 7,434                                  $ 93,291
Cost of services...........................                 75,783                 4,437                                    80,220
                                                 ------------------    ------------------                          ----------------
      Gross margin.........................                 10,074                 2,997                                    13,071
Selling, general and administrative expenses                 7,526                 3,826                                    11,352
Depreciation and amortization..............                    451                   490          41 (5)                       982
                                                 ------------------    ------------------                          ----------------
      Income (loss) from operations........                  2,097                (1,319)                                      737
Interest expense...........................                    762                   205                                       967
Interest and other income..................                    313                    68        (133)(6)                       248
                                                 ------------------    ------------------                          ----------------
      Income (loss) before income tax provision              1,648                (1,456)
      (benefit)                                                                                                                 18
Income tax ( provision) benefit............                    (29)                  491                                       462
                                                 ------------------    ------------------                          ----------------
      Net income (loss)....................                $ 1,619              $   (965)                                    $ 480
                                                 ==================    ==================                          ================

Net income  per common share-basic ........                 $ 0.26                                                           $ .08
                                                 ==================                                                ================

Net income per common  share-diluted.......                 $ 0.25                                                           $ .07
                                                 ==================                                                ================

Weighted average common shares outstanding -
    basic..................................                  6,136                                                           6,136
                                                 ==================                                                ================

Weighted average common shares
    outstanding-diluted....................                  6,423                                                           6,423
                                                 ==================                                                ================


     The accompanying notes are an integral part of this unaudited statement.

EXPLANATORY NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(1)  Represents the reduction in cash to complete the purchase of PCI.
(2)  Represents the excess cost over net assets of PCI.
(3)  Represents the liabilities not assumed as a part of the purchase of PCI.
(4)  Represents the elimination of historical equity of PCI.
(5)  Represents amortization of the excess cost over net assets of PCI.
(6) Represents the reduction in interest income due to the reduction in cash to complete the transaction.
(7) Represents subtraction of the results of PCI for the three-month period ended December 31, 1997.